UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

FIRST MERCURY FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29110 Inkster Road Suite 100 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 762-6837

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 26, 2007, First Mercury Financial Corporation (the “Company”) completed a trust preferred securities transaction. In connection with the transaction, the Company established First Mercury Capital Trust IV, a Delaware statutory trust, on September 25, 2007 (the “Trust”). The Trust issued and sold $20.0 million aggregate principal amount of capital securities (the “Trust Preferred Securities”) in a private placement and issued $0.6 million in common securities (the “Common Securities”) to the Company. The Trust used the proceeds of these issuances to purchase $20.6 million of the Company’s Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due September 26, 2037 (the “Debentures”).

The sale of the Trust Preferred Securities was not registered under the Securities Act of 1933, as amended, and the Trust Preferred Securities were only offered and sold under an applicable exemption from registration requirements under the Securities Act of 1933. Keefe, Bruyette & Woods, Inc. and FTN Financial Capital Markets served as the placement agents for the Trust Preferred Securities.

The terms for the Trust Preferred Securities and the Debentures are essentially identical. Interest on the Debentures and distributions on the Trust Preferred Securities are payable quarterly in arrears on March 15, June 15, September 15, and December 15, commencing on March 15, 2008, at an annual rate equal to 8.25% beginning on the date of original issuance and ending on December 15, 2012, and thereafter at an annual rate equal to LIBOR (as defined in the Indenture, dated as of September 26, 2007 (“Indenture”), between the Company and Wilmington Trust Company as debenture trustee) plus 3.30%, reset quarterly, and upon terms more fully set forth in the Indenture. The Debentures are the sole assets of the Trust and are subordinate to the Company’s senior obligations.

The Debentures mature on September 26, 2037, and are redeemable at the Company’s option on any March 15, June 15, September 15, or December 15, commencing in December 2012. If the Company redeems any amount of the Debentures, the Trust must redeem a like amount of the Trust Preferred Securities. Interest on the Debentures may be deferred at any time or from time-to-time for a period not exceeding 20 consecutive quarterly payments, provided there is no event of default and the deferral does not extend beyond maturity. If the Company elects to defer interest on the Debentures, or if an event of default occurs, the Company will generally not be able to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s common stock. The entire principal of the Debentures may become due and payable immediately if an event of default occurs.

Concurrently with the issuance of the Debentures and the Trust Preferred Securities, the Company entered into a Guarantee Agreement, dated September 26, 2007, between the Company and Wilmington Trust Company under which the Company guaranteed the payment of various obligations associated with the Trust Preferred Securities. The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust, dated September 26, 2007 (the “Declaration”), among the Company, as sponsor, and Wilmington Trust Company, as Institutional Trustee and Wilmington Trust Company, as Delaware Trustee.

The Company intends to use the net proceeds from the sale of Debentures to the Trust to support the growth initiatives of the Company.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration, the Debentures, and the Guarantee Agreement. Copies of the Indenture, the Declaration, the Debentures, and the Guarantee Agreement, are attached as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively, to this report and are incorporated herein by reference.

On September 27, 2007, the Company issued a press release regarding the foregoing transaction. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture dated September 26, 2007 between First Mercury Financial Corporation and Wilmington Trust Company, as trustee.

4.2
Amended and Restated Declaration of Trust dated September 26, 2007 by and among First Mercury Financial Corporation, as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and John A. Marazza, Jeffrey R. Wawok and Edward A. LaFramboise, as administrators.

4.3	Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture, dated September 26, 2007 by First Mercury Financial Corporation in favor of Wilmington Trust Company, as institutional trustee.

4.4	Guarantee Agreement dated September 26, 2007, between First Mercury Financial Corporation and Wilmington Trust Company.

99.1	Press Release dated September 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION

DATE: September 27, 2007

BY: /s/ John Marazza
John Marazza
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated September 26, 2007 between First Mercury Financial Corporation and Wilmington Trust Company, as trustee.
4.2
Amended and Restated Declaration of Trust dated September 26, 2007 by and among First Mercury Financial Corporation, as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and John A. Marazza, Jeffrey R. Wawok and Edward A. LaFramboise, as administrators.
4.3	Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture, dated September 26, 2007 by First Mercury Financial Corporation in favor of Wilmington Trust Company, as institutional trustee.
4.4	Guarantee Agreement dated September 26, 2007, between First Mercury Financial Corporation and Wilmington Trust Company.
99.1	Press Release dated September 27, 2007.